Exhibit 24.2

POWER OF ATTORNEY

Know all men by these presents, that the person whose signature appears below hereby constitutes and appoints William Amelio, Joan S. Hooper, Mike O’Neill and Russ Hill and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filings pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nathan K. Sleeper	Director	October 31, 2014
Nathan K. Sleeper